                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               ALLIED SECURITY LP

     This Agreement of Limited Partnership (this "Agreement") of Allied Security
LP (the "Partnership") is made as of February 19, 2003, by and between
SpectaGuard Acquisition LLC, a Delaware limited liability company, as the general partner (the "General Partner") and Allied Security LLC, a Delaware
limited liability company, as the limited partner (the "Limited Partner" and, together with the General Partner, the "Partners"), each of whom do hereby form a limited partnership pursuant to the Delaware Revised Uniform Limited
Partnership Act, 6 Del. C. ss. 17-101, et seq. (the "DRULPA"), upon the following terms and subject to the following conditions:

     WHEREAS, on February 10, 2003, the General Partner formed a corporation under the name "Allied Security Newco Inc." (the "Corporation") pursuant to the
Delaware General Corporation Law (the "DGCL") by causing the filing of a
Certificate of Incorporation with the office of the Secretary of State of
Delaware; and

     WHEREAS, the General Partner has now determined to convert the Corporation to a Delaware limited partnership pursuant to Sections 17-206 and 17-217 of the
DRULPA and Section 266 of the DGCL.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

     1. Name. The name of the limited partnership is Allied Security LP.

     2. Purpose. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the DRULPA.

     3. Registered Agent and Office. The principal office of the Partnership is:
3606 Horizon Drive, King of Prussia, Pennsylvania 19406.

     4. Partners. The names and business, residence or mailing addresses of the
Partners are as follows:

        General Partner:
        ----------------

        SpectaGuard Acquisition LLC
        3606 Horizon Drive
        King of Prussia, Pennsylvania 19406

        Limited Partner:
        ----------------

        Allied Security LLC
        3606 Horizon Drive
        King of Prussia, Pennsylvania 19406

     5. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of
Delaware.

     6. Term. The Partnership shall continue until such time as it shall be terminated by the General Partner.

     7. Allocations of Profit and Losses. In each year, 99% of the profits and losses shall be allocated to the Limited Partner and 1% of the profits and losses shall be allocated to the General Partner.

     8. Assignments. A Limited Partner may assign all or any part of his or its partnership interest only with the consent of the General Partner. A Limited
Partner has no right to grant an assignee of his or its partnership interest the right to become a substitute Limited Partner.

     9. Withdrawal. No right is given to any Partner to withdraw from the
Partnership without the consent of the General Partner.

     10. Additional Partners. The General Partner may admit additional Partners.

     11. Amendment. This Agreement may be amended by agreement among the General
Partner and the Limited Partner.

                                       2

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement of
Limited Partnership as of the nineteenth day of February, 2003.

                                    GENERAL PARTNER:

                                    SPECTAGUARD ACQUISITION LLC

                                    By: /s/ William C. Whitmore, Jr.
                                        -----------------------------------
                                    Name:   William C. Whitmore, Jr.
                                    Title:  President

                                    LIMITED PARTNER:

                                    ALLIED SECURITY LLC

                                    By: /s/ Bruce A. Gelting
                                        -----------------------------------
                                    Name:   Bruce A. Gelting
                                    Title:  Authorized Person